UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. ___ )
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WINSTON PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)
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WINSTON PHARMACEUTICALS, INC.
100 North Fairway Drive, Suite 134,
Vernon Hills, IL 60061
Notice of Action by Written Consent of Shareholders to be Effective December 15, 2008
Dear Stockholder:
Winston Pharmaceuticals, Inc., formerly known as Getting Ready Corporation (the “Company”), hereby notifies our stockholders of record on November 17, 2008 that stockholders holding approximately 65% of the voting power have approved, by written consent in lieu of a special meeting on November 7, 2008, the following proposal:
1.	To further amend our Certificate of Incorporation to provide for the reduction of the total number of issued and outstanding shares of the Company’s common stock, par value $.001 per share (“Common Stock”) and its preferred stock, par value $.001 per share (“Preferred Stock”), by exchanging each eight (8) shares of such issued and outstanding shares of Common Stock and Preferred Stock for one (1) share of Common Stock or Preferred Stock, respectively.
This Information Statement is first being mailed to our stockholders of record as of the close of business on November 25, 2008. The action contemplated herein will not be effective until December 15, 2008, a date which is at least 20 days after the date on which this Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
The corporate action is taken by consent of the holders of a majority of the shares outstanding, pursuant to Delaware law. Proxies are not being solicited because stockholders holding approximately 65% of the issued and outstanding voting capital stock of the Company hold more than enough shares to effect the proposed action and have voted in favor of the proposals contained herein.
/s/ Joel E. Bernstein
Joel E. Bernstein
President and Chief Executive Officer
Vernon Hills, IL
November 25, 2008

WINSTON PHARMACEUTICALS, INC.
100 North Fairway Drive, Suite 134,
Vernon Hills, IL 60061
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
General Information
This Information Statement is being furnished to the stockholders of Winston Pharmaceuticals, Inc., a Delaware corporation formerly known as Getting Ready Corporation (the “Company”), in connection with the adoption of an Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On November 7, 2008, our Board of Directors and, on November 7, 2008, the holders of a majority of our voting capital stock approved an amendment to our Certificate of Incorporation (the “Amendment”) to provide for the reduction of the total number of issued and outstanding shares of the Company’s common stock, par value $.001 per share (“Common Stock”) and its preferred stock, par value $.001 per share (“Preferred Stock”), by exchanging each eight (8) shares of such issued and outstanding shares of Common Stock and Preferred Stock for one (1) share of Common Stock or Preferred Stock, respectively. This action will become effective on the date of filing the Amendment with the Delaware Secretary of State (the “Effective Date”) in accordance with the relevant sections of the Delaware General Corporation Law.
Dissenters’ Right of Appraisal
The Delaware General Corporation Law does not provide for dissenter’s rights of appraisal in connection with the proposed action.
Voting Securities
As of the date of this information statement, our voting securities consist of our common stock, par value $0.001 per share, of which 440,851,441 shares are outstanding, our Series A Convertible Preferred Stock, of which 101,849 shares are outstanding, and our Series B Convertible Preferred Stock, of which 73,332 shares are outstanding. Each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is convertible into 1,000 shares of our common stock and holders of each class of preferred stock are entitled to one vote for each share of common stock into which his or her shares of preferred stock may be converted. The holders of our voting securities are entitled to one vote for each outstanding share of common stock, including shares of preferred stock on an as-converted basis, on all matters submitted to our stockholders.
Approval of the amendment of our Articles of Incorporation required the affirmative consent of a majority of the shares of our common stock, including shares of preferred stock on an as-converted basis, issued and outstanding at November 17, 2008 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the common stock, including shares of preferred stock on an as-converted basis, issued and outstanding as of the Record Date.
Stockholders who beneficially own an aggregate of 400,725,996 shares of our common stock, including shares of preferred stock on an as-converted basis (or approximately 65% of the total issued and outstanding shares of common stock, including shares of preferred stock on an as-converted basis) are the “Consenting Stockholders.” The Consenting Stockholders have the power to vote all of their shares of each class of our voting securities, which number exceeds the majority of the issued and outstanding shares of our common stock, including shares of our preferred stock on an as-converted basis, on the date of this information statement. The Consenting Stockholders have consented to the proposed action set forth herein and had and have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.
The approval of this action by written consent is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.
Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action described above without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as such notice. This Information Statement will be mailed on or about November 25, 2008 to stockholders of record as of the Record Date, and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.
AMENDMENT OF THE ARTICLES OF INCORPORATION; MODIFICATION OF SECURITIES
The Company has received stockholder approval to amend our Articles of Incorporation, as currently in effect (the “Articles”), in order to provide for the reduction of the total number of issued and outstanding shares of the Company’s Common Stock and its Preferred Stock, by exchanging each eight (8) shares of such issued and outstanding shares of Common Stock and Preferred Stock for one (1) share of Common Stock or Preferred Stock, respectively. The Articles are expected to be amended to read, as follows:
“Article Five of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
‘ARTICLE FIVE. Shares: (a) The Corporation shall have the authority to issue 900,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 250,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). Simultaneously with the effective date of the filing of this Amendment to the Certificate of Incorporation (the “Effective Date”), each eight (8) shares of Common Stock and Preferred Stock of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date shall automatically be reclassified and continued, without any action on the part of the holder thereof, as one (1) share of Common Stock or Preferred Stock, respectively. No fractional shares of Common Stock or Preferred Stock, or scrip representing fractional shares, shall be issued in connection with such reclassification. Instead of any fractional shares of Common Stock or Preferred Stock which would otherwise be issuable upon such reclassification, the Corporation shall pay to the holder of the shares of Common Stock or Preferred Stock which were so reclassified a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value per share of the Common Stock or Preferred Stock at the close of business on the Effective Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares or fractional shares of Common Stock or Preferred Stock being converted at any one time by any holder thereof, not upon each share or fractional share of Common Stock or Preferred Stock being converted. For purposes of the above calculation, fair market value of one share of Common Stock or any series of Preferred Stock shall be determined in good faith by the Board of Directors of the Corporation; provided, however, that where there exists a public market for the Common Stock or any series of Preferred Stock at the time of such exercise, the fair market value per share of Common Stock or such series of Preferred Stock shall be the average of the closing bid and asked prices of the Common Stock or such series of Preferred Stock quoted in the Over-the-Counter Market Summary or the last reported sale price of the Common Stock or series of Preferred Stock or the closing price quoted on the American Stock Exchange or on any exchange or market on which the Common Stock or such series of Preferred Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the three (3) trading days immediately prior to the date of determination of fair market value on which at least 10,000 shares of Common Stock or such series of Preferred Stock were traded, as applicable.
(b) The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock of series thereof in Certificates of Designation or this corporation’s Certificate of Incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.’”
The Consenting Stockholders have voted in favor of approving the amended Articles. With the approval of the Consenting Stockholders, the amended Articles will become effective upon their filing with the Secretary of State of Delaware.
Purpose and Effect of the Amendment
The Board of Directors of the Company believes it is in the best interests of the Company to provide for the reduction of the total number of issued and outstanding shares of the Company’s Common Stock and its Preferred Stock, by exchanging each eight (8) shares of such issued and outstanding shares of Common Stock and Preferred Stock for one (1) share of Common Stock or Preferred Stock, respectively, in order to, among other reasons, facilitate the process of applying for listing on the NYSE Alternext U.S. stock exchange. The amended Articles will not alter the rights, privileges or preferences of the holders of any class of the Company’s capital stock. Following the reverse split, the exercise price and number of shares issuable in connection with the exercise of the Company’s outstanding options to purchase shares of Commons Stock and warrants to purchase shares of Series A Convertible Preferred Stock, will be adjusted in proportion to the reverse split.

CHANGE IN CONTROL
Effective November 13, 2007, the Company, entered into a definitive Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Winston and Winston Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, on September 25, 2008, Winston became a wholly-owned subsidiary of the Company (the “Merger”). Under the terms of the Merger Agreement, at the closing of the Merger:
•	all of the issued and outstanding capital stock of Winston, consisting of 23,937,358 shares of common stock, par value $0.001 per share, 5,815,851 shares of the Winston Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and 4,187,413 shares of the Winston Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), was exchanged for 422,518,545 shares of the Company’s common stock, par value $0.001 per share (at an exchange ratio of 17.65101 shares of Company common stock per share of Winston common stock), 101,849 shares of the Company’s Series A Convertible Preferred Stock and 73,332 shares of the Company’s Series B Convertible Preferred Stock (at an exchange ratio of .01751238 shares of Company preferred stock per share of Winston preferred stock);

•	the Company assumed Winston’s stock option plans;

•	Winston’s outstanding 1,643,750 options to purchase 1,643,750 shares of Winston’s common stock were converted to options to purchase 29,013,848 shares of the Company’s common stock; and

•	all outstanding warrants to purchase Winston Series A Preferred Stock were assumed by the Company and converted into the right to acquire, expiring November 13, 2012, upon the exercise of such warrants, an aggregate of 71,672 shares of the Company’s Series A Preferred Stock at a price per share of $49.09.
Prior to the closing of the Merger, the Company had 18,332,896 shares of common stock issued and outstanding and, subsequent to the Merger, we had 440,851,441 shares of common stock issued and outstanding. The Company had no shares of Series A or Series B Preferred Stock outstanding prior to the Merger. The Merger was accounted for as a reverse merger for accounting purposes. Upon the closing of the Merger on September 25, 2008, Winston became a wholly-owned subsidiary of the Company and the former stockholders of Winston became the majority stockholders of the Company.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
Our voting securities consist of our common stock, par value $0.001 per share, of which 440,851,441 shares are outstanding, our Series A Convertible Preferred Stock, of which 101,849 shares are outstanding, and our Series B Convertible Preferred Stock, of which 73,332 shares are outstanding. Each share of preferred stock is convertible into 1,000 shares of common stock. The holders of our voting securities are entitled to one vote for each outstanding share of common stock, including outstanding shares of preferred stock on an as-converted basis, on all matters submitted to our stockholders. The following tables contain information regarding record ownership of our common stock as of September 25, 2008 held by:
•	persons who own beneficially more than 5% of our outstanding voting securities,

•	our directors,

•	named executive officers, and

•	all of our directors and officers as a group.

Management and Directors:	Shares Beneficially Owned	Percentage Ownership
Joel E. Bernstein, M.D.(1)	211,222,541	29.47%
Scott B. Phillips, M.D.(2)	17,223,361	2.4%
David Starr	0	*
Curtis Lockshin, Ph.D.	10,000	*
Robert A. Yolles(3)	3,221,309	*
Glenn L. Halpryn	2,839,539	*
Neal Penneys, M.D., Ph.D.	3,494,900	*
Subbarao Uppaluri, Ph.D.(4)	2,394,810	*

All officers and directors As a group (8 people)	240,406,461	33.54%

5% Stockholders	Shares Beneficially Owned	Percentage Ownership
Frost Gamma Investments (5), (6)	212,603,433	29.66%
Jeffrey Bernstein(7)	42,897,197	5.99%
David Bernstein	39,851,038	5.56%
Rebecca Zelken	39,851,038	5.56%
*Less than 1%.

(1)	Includes 7,148,659 shares of common stock underlying options. Also includes 101,675,095 shares of common stock that will be beneficially owned by Dr. Bernstein’s wife, with respect to which Dr. Bernstein disclaims any beneficial ownership.

(2)	Includes 13,238,258 shares of common stock underlying options.

(3)	Includes 2,250,504 shares of common stock underlying options.

(4)	Includes 1,018,503 shares of common stock underlying Series A Convertible Preferred Stock and 716,712 shares of common stock underlying warrants to purchase shares of Series A Convertible Preferred Stock.

(5)	Includes 99,812,388 shares of common stock underlying shares of Series A Convertible Preferred Stock and 70,238,374 shares of common stock underlying warrants to purchase shares of Series A Convertible Preferred Stock and 36,665,775 shares of common stock underlying shares of Series B Convertible Preferred Stock.

(6)	As the sole trustee of the Frost Gamma Investments Trust, Dr. Phillip Frost may be deemed the beneficial owner of all shares owned by the trust by virtue of his power to vote or direct the vote of such shares or to dispose or direct the disposition of such shares owned by the trust.

(7)	Includes 1,588,591 shares of common stock underlying options.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.
Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement.
Security holders sharing an address and receiving a single copy may request to receive a separate information statement at Winston Pharmaceuticals, Inc., 100 North Fairway Drive, Suite 134, Vernon Hills, IL 60061.
Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may also request to receive a separate information statement at Winston Pharmaceuticals, Inc., 100 North Fairway Drive, Suite 134, Vernon Hills, IL 60061, telephone: (847) 362-8200.
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.